UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2025
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

DE		001-35700	45-4502447
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)
500 West Texas Ave.
Suite 100
Midland,	TX		79701
(Address of principal executive offices)			(Zip code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FANG	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the leadership transition plan announced by Diamondback Energy, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 20, 2025 (the “Original Form 8-K”), Travis D. Stice stepped down as Chief Executive Officer of the Company and became Executive Chairman of the Board of Directors of the Company, in each case effective as of May 21, 2025, the date of the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). At the 2025 Annual Meeting, Mr. Stice was elected to continue to serve as a director of the Company until the 2026 Annual Meeting of Stockholders or until his successor is duly elected and qualified, as discussed in more detail in Item 5.07 below.

Effective as of the date of the 2025 Annual Meeting, Kaes Van’t Hof, former President of the Company, succeeded Mr. Stice as Chief Executive Officer. At the 2025 Annual Meeting, Mr. Van’t Hof was also elected to serve as a director of the Company until the 2026 Annual Meeting of Stockholders or until his successor is duly elected and qualified, as discussed in more detail in Item 5.07 below.

The full biographies and, to the extent applicable, the information required by Item 404(a) of Regulation S-K with respect to Messrs. Stice and Van't Hof, respectively, are included in the Company’s definitive proxy statement on Schedule 14A, filed by the Company with the SEC on April 10, 2025 (the “2025 Proxy Statement”), and are incorporated into this Item 5.02 by reference.

The description of the compensation arrangements with Messrs. Stice and Van’t Hof in their roles as Executive Chairman and Chief Executive Officer of the Company, respectively, is included in the Original Form 8-K and is incorporated into this Item 5.02 by reference. The letter agreement with Mr. Stice setting forth the terms of his service as Executive Chairman was filed as Exhibit 10.1 to the Original Form 8-K and is incorporated into this Item 5.02 by reference.

David L. Houston, who served as a director of the Company since the Company’s initial public offering, did not stand for re-election at the 2025 Annual Meeting and retired as a director and member of the Company’s Audit Committee and Safety, Sustainability and Corporate Responsibility Committee, effective as of the date of the 2025 Annual Meeting. Mr. Houston’s decision to retire and not stand for re-election at the 2025 Annual Meeting was previously reported in the Original Form 8-K and the 2025 Proxy Statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As discussed in Item 5.02 above, on May 21, 2025, the Company held the 2025 Annual Meeting at the Petroleum Club of Midland at 501 West Wall Street, Midland, Texas 79701. At the 2025 Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the 2025 Proxy Statement. The following is a brief description of each matter voted upon and the results of such voting, including the number of votes cast for each matter and the number of votes cast against, abstentions and broker non-votes, if applicable, with respect to each matter.

Proposal 1

Travis D. Stice, Vincent K. Brooks, Darin G. Holderness, Rebecca A. Klein, Stephanie K. Mains, Charles A. Meloy, Mark L. Plaumann, Robert K. Reeves, Lance W. Robertson, Melanie M. Trent, Frank D. Tsuru, Kaes Van't Hof and Steven E. West were elected to serve as the Company’s directors until the 2026 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The results of the stockholder vote on Proposal 1 were as follows:

Name of Nominee	For	Against	Abstain	Non-Votes	Uncast
Travis D. Stice	257,331,320	4,026,367	150,637	13,594,507	—
Vincent K. Brooks	247,756,847	13,320,094	431,384	13,594,507	—
Darin G. Holderness	261,152,449	199,854	156,022	13,594,507	—
Rebecca A. Klein	259,928,073	1,426,958	153,294	13,594,507	—
Stephanie K. Mains	260,161,417	1,194,499	152,409	13,594,507	—
Charles A. Meloy	259,155,420	2,197,228	155,677	13,594,507	—
Mark L. Plaumann	254,027,871	7,323,797	156,657	13,594,507	—
Robert K. Reeves	259,790,184	1,562,192	155,397	13,594,507	552
Lance W. Robertson	257,977,566	3,375,493	155,266	13,594,507	—
Melanie M. Trent	255,259,754	6,015,470	233,100	13,594,507	—
Frank D. Tsuru	260,221,737	1,130,962	155,626	13,594,507	—
Kaes Van't Hof	259,604,469	1,748,256	155,599	13,594,507	—
Steven E. West	258,594,205	2,756,937	157,183	13,594,507	—

Proposal 2

The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The results of the stockholder vote on Proposal 2 were as follows:

For	Against	Abstain	Non-Votes	Uncast
253,876,685	7,249,885	381,755	13,594,507	—

Proposal 3

The appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2025 was ratified. The results of the stockholder vote on Proposal 3 were as follows:

For	Against	Abstain	Non-Votes	Uncast
272,585,670	2,335,212	181,790	—	160

Proposal 4

The Company’s stockholders voted against the stockholder proposal requesting stockholder approval of certain executive severance arrangements. The results of the stockholder vote on Proposal 4 were as follows:

For	Against	Abstain	Non-Votes	Uncast
55,652,005	205,457,636	398,366	13,594,507	317

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	May 21, 2025
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Executive Vice President, Chief Accounting Officer and Assistant Secretary